Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form 8-K/A of our report dated April 14, 2021 for Cheaha Financial Group, Inc. as of and for the years ended December 31, 2020 and 2019 relating to the consolidated financial statements.

/s/ Warren Averett, LLC

Birmingham, Alabama

June 10, 2021